COMMON STOCK RESCISSION AND EXCHANGE AGREEMENT

THIS COMMON STOCK RESCISSION AND EXCHANGE AGREEMENT ("Agreement"), executed the 31ST day of December, 2010, is by and between Grant Hartford Corporation, a Montana Corporation, (hereinafter referred to as the "Company") and BJ Ambrose an individual (hereinafter referred to as "BJ").

Grant Hartford Corporation is a Montana Corporation, whose office is at 2620 Connery Way, Missoula, MT 59808 (the "Company"), and BJ is an individual who resides at 5596 E. Hinsdale Circle, Centennial, CO 80122.

WHEREAS, the Company desires to rescind its issuance of, and BJ desires to return to the Company's Treasury, the no par value common stock issued to BJ pursuant to a Resolution by the Board of Directors and that certain Employment Agreement dated March 1, 2010 by and between the Company and BJ (the "Employment Agreement"). Hereinafter these shares of common stock shall be referred to as the "Rescission Shares" and were issued as follows:

a)	On January 5, 2010, the Company issued Seventy-Five Thousand (75,000) shares of the Company's no par value common stock at $1.00 per share, pursuant to the Employment Agreement terms.
b)

On March 6, 2010, pursuant to a Board of Directors Resolution and as a continued inducement for BJ's services, BJ received an additional bonus of One Hundred Thirty-Eight Thousand Eight Hundred (138,800) shares of the Company's no par value common stock at $1.00 per share.

c)	On March 31, 2010, the Company issued Twenty-Five Thousand (25,000) shares of the Company's no par value common stock at $1.00 per share, pursuant to the Employment Agreement terms.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to rescind the issuance of the Rescission Shares, return the same to the Company's Treasury, and exchange those Rescission Shares for Common Stock Warrants for the purchase of up to Four Hundred Seventy-Seven Thousand Six Hundred (477,600) shares of the Company's no par value common stock at an exercise price of One Dollar ($1.00) per share ("Warrants"). The Warrants shall be exercisable for a period of five years from the date of this Agreement and shall contain a cashless exercise provision.

IN WITNESS WHEREOF, the parties have executed this Agreement in Denver, Colorado, on the date and year first above written.

BJ:	COMPANY:
BJ Ambrose Vice President of Corporate Finance and Marketing	Eric Sauve, President, CEO and CFO Grant Hartford Corporation
By: This 31st day of December, 2010	By: This 31st day of December, 2010